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                                  EXHIBIT 23.1

                CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 7, 2001 relating to the financial statements, which appears in the 2001 Annual Report to Shareholders of Cisco Systems, Inc., which is incorporated by reference in Cisco Systems, Inc.'s Annual Report on Form 10-K for the year ended July 28, 2001. We also consent to the incorporation by reference of our report dated August 7, 2001 relating to the financial statement schedule, which appears in the Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

San Jose, California
June 25, 2002